040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100750657-53
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/01/2010 11:42 AM
	Entity Number E0487522010-5

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Moms Online, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Ed Wong Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 429 W. Plumb Ln (Street Address) Reno (City) Nevada 89509 (Zip Code) Mailing Address (if different from street address) City Nevada Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 75,000,000 Par value per share: $ .001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Calvin Wong (Name) 429 W. Plumb Ln. (Street Address) Reno (City) NV (State) 89509 (Zip Code) 2) Name Street Address City State Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* All General Purposes
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Name ED WONG X [signature] Incorporator Signature Address 429 N. Plumb City Reno State NV Zip Code 89509
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 10-1-10

This form must be accompanied by appropriate fees.